UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 1, 2006

LECG CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 POWELL STREET, SUITE 600 EMERYVILLE, CALIFORNIA	94608
(Address of principal executive offices)	(Zip Code)

(510) 985-6700
Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On July 26, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of the LECG Corporation (the “Registrant”) approved the implementation of a restricted stock compensation program (the “Compensation Program”) for certain members of senior management under the Registrant’s 2003 Stock Plan.  Under the terms of the Compensation Program, grants of restricted stock will be made based upon the Committee’s assessment of individual performance by senior members of management against performance objectives.  The restricted stock grants will be made on the first day of the calendar month following performance reviews conducted at the Committee meeting held in February of each year.  The initial grant to each senior member of management under the Compensation Program will be made by the Registrant on January 1, 2007.

Under the terms of the Compensation Program, John C. Burke (Chief Financial Officer) will be eligible to receive up to 15,000 shares of the Registrant’s common stock over a three year period, with up to 5,000 shares to be granted each year.  The shares subject to each Compensation Program grant will vest on the earlier of either (a) voluntary retirement after age 70 or (b) three years from the date of grant, subject to Mr. Burke’s continued employment with and service to the Registrant on each such date.

Marvin A. Tenenbaum (General Counsel and Secretary) will be eligible to receive up to 15,000 shares of the Registrant’s common stock over a five year period, with up to 3,000 shares to be granted each year.  The shares subject to each Compensation Program grant shall vest three years following the grant date, subject to Mr. Tenenbaum’s continued employment with and service to the Registrant on each such date.

Tina Bussone (Director of Administration) will be eligible to receive up to 15,000 shares of the Registrant’s common stock over a five year period, with up to 3,000 shares to be granted each year.  The shares subject to each Compensation Program grant shall vest three years following the grant date, subject to Ms. Bussone’s continued employment with and service to the Registrant on each such date.

Gary Yellin (Chief Accounting Officer) will be eligible to receive up to 15,000 shares of the Registrant’s common stock over a five year period, with up to 3,000 shares to be granted each year.  The shares subject to each Compensation Program grant shall vest three years following the grant date, subject to Mr. Yellin’s continued employment with and service to the Registrant on each such date.

Item 2.02.  Results of Operations and Financial Condition

On August 1, 2006, the Registrant issued a press release announcing financial results, operating metrics and certain other information related to the second quarter ended June 30, 2006.  A copy of this August 1, 2006 press release is included as Exhibit 99.1 hereto.

The information in this section, including the information contained in the press release included as Exhibit 99.1 hereto, is being furnished pursuant to this Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release regarding second quarter 2006 financial results and certain other information, issued by LECG Corporation on August 1, 2006 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION

By:	/s/ John C. Burke
John C. Burke
Chief Financial Officer

Date:  August 1, 2006

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release regarding second quarter 2006 financial results and certain other information, issued by LECG Corporation on August 1, 2006 (furnished herewith).